AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT

Dated as of July 28, 2020
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of July 28, 2020 among The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as administrative agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)     The Company, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of November 1, 2019 (the “Credit Agreement”). Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.
(2)    The Company, the Required Lenders and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.
AGREEMENTS:
SECTION 1.     Amendments to the Credit Agreement. The Credit Agreement is, effective as of the date set forth above and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a)     Section 1.01 is amended by adding the following definitions in appropriate alphabetical order:

“Covenant Relief Period” means the period commencing on July 28, 2020, and ending on (and including) the Covenant Relief Period Termination Date.
“Covenant Relief Period Termination Date” means the earlier of (a) June 30, 2021 and (b) the date on which the Agent receives an Covenant Relief Period Termination Notice from the Company; provided that, with respect to clause (b) hereof, no Default shall have occurred and be continuing.
“Covenant Relief Period Termination Notice” means a certificate of a Responsible Officer of the Company (a) stating that the Company irrevocably elects to terminate the Covenant Relief Period effective as of the date set forth in such certificate (which date shall be no earlier than the date of the certificate) delivered to the Agent and (b) certifying that (x) the Leverage Ratio as of the end of the most recently ended fiscal quarter did not exceed 3.50 to 1.00 and (y) at the time of and immediately after the Covenant Relief Period Termination Date no Default shall have occurred and be continuing.
(b)     Section 1.01 is further amended by adding to the end of the definition of “Applicable Margin” a proviso to read as follows:

; provided that during the Covenant Relief Period (a) the Applicable Margin for Base Rate Advances for (i) Level 5 shall be 0.750% and (ii) Level 6 shall be 0.950% and (b)

the Applicable Margin for Eurocurrency Rate Advances for (i) Level 5 shall be 1.750% and (ii) for Level 6 shall be 1.950%.
(c)     Section 5.03 is amended in full to read as follows:

SECTION 5.03. Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will maintain, as of the end of each fiscal quarter, a Leverage Ratio of not greater than (i) 4.25 to 1.0 on the last day of each fiscal quarter ended on or prior to the Covenant Relief Period Termination Date and (ii) 3.50 to 1.00 thereafter (or, for four consecutive fiscal quarters ending after the Covenant Relief Period Termination Date and commencing with the fiscal quarter in which a Specified Acquisition occurs and following notice (a “Covenant Notice”) from the Company (but without any consent from the Agent or the Lenders), 4.00 to 1.0); provided that there shall be a period of at least two consecutive fiscal quarters after the covenant steps down to 3.50 to 1.0 before a subsequent Covenant Notice is submitted.
SECTION 2.     Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received (a) counterparts of this Amendment executed by the Company and the Required Lenders and (b) for the account of each Lender who has delivered a counterpart to this Amendment, an amendment fee paid by or on behalf of the Company in an amount equal to 0.10% of the amount of the Revolving Credit Commitment of such Lender.

SECTION 3.     Representations and Warranties of the Company. The Company represents and warrants as follows:

(a)The representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the effective date of this Amendment, as though made on and as of such date.

(b)No event has occurred and is continuing that constitutes a Default.

(c)The execution, delivery and performance by the Company of this Amendment and the Credit Agreement and each of the Notes, as amended hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Company or of any judgment, injunction, order, decree, material agreement or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Consolidated Subsidiaries.

(d)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment or the Credit Agreement and the Notes, as amended hereby.

(e)This Amendment has been duly executed and delivered by the Company. This Amendment and each of the Credit Agreement and the Notes, as amended hereby, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to general principles of equity.

(f)There is no action, suit, investigation, litigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Consolidated

Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant probability of an adverse decision that purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement or any Note or the consummation of the transactions contemplated hereby.

SECTION 4.     Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)     The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, or constitute a waiver of any provision of the Credit Agreement.
SECTION 5.     Costs and Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic medium or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, further, that, without limiting the foregoing, upon the request of the Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

SECTION 7.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of law provisions that might require the application of the laws of a different jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, effective as of the date first above written.

THE INTERPUBLIC GROUP OF COMPANIES, INC., as Company
By: /s/ Alessandro Nisita
Name: Alessandro Nisita
Title: SVP & Treasurer

CITIBANK, N.A., as Agent and as Lender
By: /s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

JPMORGAN CHASE BANK, N.A.
By: /s/ John Kowalczuk
Name: John Kowalczuk
Title: Executive Director

BANK OF AMERICA, N.A.
By: /s/ Jana Baker
Name: Jana Baker
Title: Senior Vice President

MORGAN STANLEY BANK, N.A.
By: /s/ Marisa Moss
Name: Marisa Moss
Title: Authorized Signatory

MUFG BANK, LTD.
By: /s/ Marlon Mathews
Name: Marlon Mathews
Title: Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH
By: /s/ Cara Younger
Name: Cara Younger
Title: Executive Director

By: /s/ Miriam Trautmann
Name: Miriam Trautmann

Title: Senior Vice President
BNP PARIBAS

By: /s/ Maria Mulic
Name: Maria Mulic
Title: Managing Director

By: /s/ Barbara Nash
Name: Barbara Nash
Title: Managing Director

HSBC BANK USA, NATIONAL ASSOCIATION
By: /s/ Brett Bonet
Name: Brett Bonet
Title: Director

ING BANK N.V., DUBLIN BRANCH

By: /s/ Sean Hassett
Name: Sean Hassett
Title: Director

By: /s/ Pádraig Matthews
Name: Pádraig Matthews
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Farzad Sanei
Name: Farzad Sanei
Title: Vice President

CITIZENS BANK, N.A.
By: /s/ Angela Reilly
Name: Angela Reilly
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION
By: /s/ Cheryl L. Sekelsky
Name: Cheryl L. Sekelsky
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Kelsey E. Hehman
Name: Kelsey E. Hehman
Title: Assistant Vice President

BANK OF CHINA, NEW YORK BRANCH
By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

DANSKE BANK A/S
By: /s/ Gert Carstens
Name: Gert Carstens
Title: Senior Loan Manager

By: /s/ Eva Hansen
Name: Eva Hansen
Title: Senior Loan Manager

GOLDMAN SACHS BANK USA
By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

INTESA SANPAOLO S.P.A, NEW YORK BRANCH.
By: /s/ Glen Binder
Name: Glen Binder
Title: Global Relationship Manager

By: /s/ Manuela Insana
Name: Manuela Insana
Title: Relationship Manager

LLOYDS BANK CORPORATE MARKETS PLC
By: /s/ Kamala Basdeo
Name: Kamala Basdeo
Title: Assistant Vice President

By: /s/ Tina Wong
Name: Tina Wong
Title: Assistant Vice President